Exhibit 3_85

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “KIRCHMAN COMPANY LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 2004, AT 8:40 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE FIRST DAY OF NOVEMBER, A.D. 2004.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “KIRCHMAN COMPANY LLC”.

You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063689 DATE: 06-18-10

State of Delaware Secretary or State Division of Corporations Delivered 09:19 PM 10/25/2004 FILED 08:40 PM 10/25/2004 SRV 040769606 – 3872213 FILE

CERTIFICATE OF FORMATION

OF

KIRCHMAN COMPANY LLC

1. The name of the limited liability company (the “Company”) is Kirchman Company LLC.

2. The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3. The Certificate of Formation shall be effective as of November 1, 2004.

Dated this 25th day of October, 2004.

/s/ Lisa M. O’Donnell
Lisa M. O’Donnell, Organizer